UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) January 26, 2006

TEMPUR-PEDIC INTERNATIONAL INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-31922	33-1022198
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1713 Jaggie Fox Way

Lexington, Kentucky 40511

(Address of principal executive offices) (Zip Code)

(800) 878-8889

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

In connection with a commitment letter received by Tempur-Pedic International Inc. on January 26, 2006, from Bank of America, N.A., Nordea Bank Danmark, A/S, Fifth Third Bank and Suntrust Bank (the “Lenders”) to increase the amount of the U.S. revolving line of credit in the Company’s Credit Agreement, dated October 18, 2005 (the “Credit Agreement”), the Company and the Lenders amended the covenant in the Credit Agreement addressing maintenance of a minimum Consolidated Fixed Charge Coverage Ratio (as defined in the Credit Agreement) to make the covenant less restrictive. This amendment is effective January 26, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2006

Tempur-Pedic International Inc.

By:	/s/ Jeffrey B. Johnson
Name:	Jeffrey B. Johnson
Title:	Vice President, Corporate Controller, Chief Accounting Officer and Assistant Secretary